Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com
FOR RELEASE: Thursday, April 30, 2020
AMERICAN AIRLINES GROUP REPORTS
FIRST-QUARTER 2020 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its first-quarter 2020 financial results, including:

•	First-quarter net loss of $2.2 billion, or ($5.26) per share. Excluding net special items[1], first-quarter net loss of $1.1 billion, or ($2.65) per share.

•	Ended first quarter with $6.8 billion of available liquidity and expects to end second quarter with approximately $11 billion of liquidity.

“Never before has our airline, or our industry, faced such a significant challenge,” said American Airlines Chairman and CEO Doug Parker. “True to fashion, the American Airlines team has done a phenomenal job taking care of our customers and each other during such difficult and often heartbreaking times. We are incredibly proud of their selflessness and dedication to others.

“We have moved quickly and aggressively to reduce our costs and bolster our liquidity,” Parker continued. “We are particularly grateful for the $5.8 billion in financial assistance American will receive through the Payroll Support Program, and we appreciate the bipartisan congressional and U.S. Department of the Treasury and Department of Transportation support to protect airline jobs and ensure a strong and competitive U.S. airline industry.

“We have a lot of difficult work ahead of us. And while there is still uncertainty in what’s to come, we are confident that through the dedication of the American Airlines team and our swift actions, we will get through this for our team, our customers and our shareholders.”
COVID-19 response
In response to the precipitous drop-off in demand, American has acted quickly to take care of its team members, customers and communities; reduce costs; and improve its liquidity position.
Taking care of team members, customers and communities
Caring for team members, customers and the communities American serves remains at the heart of the airline’s actions in the first quarter.
To ensure the safety of team members and customers, American:

•	Enhanced its cleaning procedures through expanded fogging and the use of an EPA-approved disinfectant in high-touch areas.

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

•	Purchased face masks for frontline team members and made them required for flight attendants starting May 1.

•	Began distributing sanitizing wipes or gels and face masks to customers. This will expand to all flights as supplies and operational conditions allow.

•	Temporarily relaxed its seating policies and adjusted airport procedures to encourage social distancing.

•	Reduced onboard food and beverage service to limit contact.
To provide customers additional peace of mind, American:

•
Extended waivers for travel occurring through the end of September 2020, enabling customers to change plans and travel through December 2021, and waived change fees for customers who purchase new tickets by May 31, 2020, for future travel.

•	Introduced flexible travel waivers and name changes for corporate customers.

•	Made it easier for top-tier customers to earn AAdvantage® elite status this year.

•	Extended 2020 AAdvantage status into early 2022 for all members.

•	Extended all paid Admirals Club memberships by six months.
To support the communities it serves, American:

•
Launched the company’s first cargo-only flights since 1984 to transport critical goods between the U.S. and Europe, Asia and Latin America. American is currently able to transport more than 6.5 million pounds of critical goods weekly on its cargo-only flights.

•	Donated more than 100 tons of food to food banks in the company’s hub cities.

•	Raised, with customer participation, approximately $3 million for the American Red Cross to support workers on the front lines of the COVID-19 pandemic.

•	Donated thousands of supply kits to patients and healthcare workers and care packages to U.S. military members in quarantine.
Rightsizing the airline and its cost structure
American estimates a reduction of more than $12 billion in its 2020 operating and capital expenditures, achieved through lower fuel expense and a series of actions. The company:

•	Reduced system capacity by approximately 80% in both April and May, and 70% in June, including schedule changes announced today.

•
Accelerated the retirement of four aircraft types, consisting of 20 Embraer 190s, 34 Boeing 757s, 17 Boeing 767s and nine Airbus A330-300s, along with a number of older regional aircraft. These changes remove operating complexity and bring forward cost savings and efficiencies associated with operating fewer aircraft types.

•
Suspended all nonessential hiring, paused noncontractual pay increases, reduced executive and board compensation, and implemented voluntary leave and early retirement programs to reduce labor costs. In total, nearly 39,000 team members have opted for an early retirement, a reduced work schedule or a partially paid leave.

•	Deferred marketing expenditures and reduced contractor, event and training expenses.

•	Consolidated its footprint at its airport facilities.
Maximizing Liquidity
To bolster liquidity, the company:

•	Ended the first quarter with $6.8 billion of available liquidity, including approximately $2 billion raised during the quarter.

•	Obtained the right to access $10.6 billion in financial assistance through the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

•
Recently had its unencumbered assets appraised and believes the value of those assets is in excess of $10 billion, excluding the value of the AAdvantage program. The company expects to pledge a portion of its assets as collateral for future financings, including the approximately $4.75 billion secured loan American has applied for under the CARES Act.

•	Suspended its capital return program, including share repurchases and the payment of future dividends, in accordance with the CARES Act.

•	Does not have any large non-aircraft debt maturities for more than 24 months, outside of the recently arranged $1 billion, 364-day delayed draw term loan facility.
American’s average estimated second-quarter 2020 cash burn rate is expected to be approximately $70 million per day. As the company’s cost initiatives gain traction, its estimated daily cash burn rate is expected to decline over time to approximately $50 million per day for the month of June. Based on its current forecast, the company expects to have approximately $11 billion of liquidity at the end of the second quarter.
Conference call and webcast details
The company will conduct a live audio webcast of its earnings call today at 7:30 a.m. CDT, which will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through May 31.
Notes
See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.

1.
In the first quarter of 2020, the company recognized $1.4 billion in net special items before the effect of income taxes. The 2020 first quarter mainline operating special items, net principally included $744 million of fleet impairment charges, which consisted of a $676 million non-cash write-down of aircraft and spare parts and $68 million in write-offs of right-of-use assets and lease return costs associated with the company's mainline fleet, principally Boeing 757, Boeing 767, Airbus A330-300, and Embraer 190 aircraft, which are being retired earlier than previously planned as a result of the decline in demand for travel due to COVID-19. The company also recognized $218 million of one-time labor contract expenses resulting from the ratification of a new contract with its maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases, and $205 million of salary and medical costs associated with certain team members who opted in to a voluntary early retirement program.

First quarter 2020 regional operating special items, net included an $88 million non-cash write-down of regional aircraft, principally certain Embraer 140 and Bombardier CRJ200 aircraft, which are being retired earlier than previously planned as a result of the decline in demand for travel due to COVID-19.
In addition, the company recognized $217 million in nonoperating net special items in the first quarter of 2020, which principally included mark-to-market net unrealized losses associated with certain equity investments and treasury rate lock derivative instruments.
About American Airlines Group
American's purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

Cautionary Statement Regarding Forward-Looking Statements and Information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in our other filings with the Securities and Exchange Commission. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the COVID-19 outbreak to economic conditions and the travel industry in general and the financial position and operating results of our company in particular have been material, are changing rapidly, and cannot be predicted. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended March 31,		Percent Change
	2020	2019
Operating revenues:
Passenger	$7,681	$9,658	(20.5)
Cargo	147	218	(32.7)
Other	687	708	(2.9)
Total operating revenues	8,515	10,584	(19.6)
Operating expenses:
Aircraft fuel and related taxes	1,395	1,726	(19.2)
Salaries, wages and benefits	3,140	3,090	1.6
Regional expenses:
Fuel	389	423	(8.1)
Depreciation and amortization	83	79	5.7
Other	1,452	1,261	15.2
Maintenance, materials and repairs	629	561	12.1
Other rent and landing fees	468	503	(7.1)
Aircraft rent	334	327	2.4
Selling expenses	305	370	(17.7)
Depreciation and amortization	560	480	16.7
Special items, net	1,132	138	nm	(1)
Other	1,177	1,251	(5.9)
Total operating expenses	11,064	10,209	8.4
Operating income (loss)	(2,549)	375	nm
Nonoperating income (expense):
Interest income	21	33	(35.8)
Interest expense, net	(257)	(271)	(5.0)
Other income (expense), net	(105)	108	nm
Total nonoperating expense, net	(341)	(130)	nm
Income (loss) before income taxes	(2,890)	245	nm
Income tax provision (benefit)	(649)	60	nm
Net income (loss)	$(2,241)	$185	nm

Earnings (loss) per common share:
Basic	$(5.26)	$0.41
Diluted	$(5.26)	$0.41
Weighted average shares outstanding (in thousands):
Basic	425,713	451,951
Diluted	425,713	453,429
Note: Percent change may not recalculate due to rounding.

(1)	Not meaningful.

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

American Airlines Group Inc.
Consolidated Operating Statistics
(Unaudited)

	3 Months Ended March 31,		Change
	2020	2019
Mainline
Revenue passenger miles (millions)	39,313	48,481	(18.9)%
Available seat miles (ASM) (millions)	53,189	58,323	(8.8)%
Passenger load factor (percent)	73.9	83.1	(9.2	)pts
Passenger enplanements (thousands)	30,353	36,546	(16.9)%
Departures (thousands)	253	271	(6.7)%
Aircraft at end of period	942	962	(2.1)%
Block hours (thousands)	759	835	(9.2)%
Average stage length (miles)	1,153	1,178	(2.2)%
Fuel consumption (gallons in millions)	763	853	(10.5)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.83	2.02	(9.7)%
Full-time equivalent employees at end of period	104,400	103,500	0.9%

Regional (1)
Revenue passenger miles (millions)	5,858	6,321	(7.3)%
Available seat miles (millions)	8,910	8,351	6.7%
Passenger load factor (percent)	65.7	75.7	(10.0	)pts
Passenger enplanements (thousands)	11,848	13,389	(11.5)%
Aircraft at end of period	542	602	(10.0)%
Fuel consumption (gallons in millions)	209	200	4.5%
Average aircraft fuel price including related taxes (dollars per gallon)	1.86	2.12	(12.1)%
Full-time equivalent employees at end of period (2)	27,100	26,300	3.0%

Total Mainline & Regional
Revenue passenger miles (millions)	45,171	54,802	(17.6)%
Available seat miles (millions)	62,099	66,674	(6.9)%
Passenger load factor (percent)	72.7	82.2	(9.5	)pts
Yield (cents)	17.00	17.62	(3.5)%
Passenger revenue per ASM (cents)	12.37	14.49	(14.6)%
Total revenue per ASM (cents)	13.71	15.87	(13.6)%
Cargo ton miles (millions)	436	624	(30.2)%
Cargo yield per ton mile (cents)	33.62	34.86	(3.5)%

Passenger enplanements (thousands)	42,201	49,935	(15.5)%
Aircraft at end of period (3)	1,484	1,564	(5.1)%
Fuel consumption (gallons in millions)	972	1,053	(7.6)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.83	2.04	(10.1)%
Full-time equivalent employees at end of period	131,500	129,800	1.3%

Operating cost per ASM (cents)	17.82	15.31	16.3%
Operating cost per ASM excluding net special items (cents)	15.84	15.11	4.9%
Operating cost per ASM excluding net special items and fuel (cents)	12.97	11.88	9.2%

(1)	Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.

(2)	Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

(3)
Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes 49 regional aircraft that are in temporary storage as follows: 17 Embraer 145, 15 Embraer 175, nine Embraer 140 and eight Bombardier CRJ200 aircraft.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended March 31,
	2020	2019	Change
Domestic (1)
Revenue passenger miles (millions)	31,856	37,717	(15.5)%
Available seat miles (ASM) (millions)	44,238	45,282	(2.3)%
Passenger load factor (percent)	72.0	83.3	(11.3	)pts
Passenger revenue (dollars in millions)	5,780	7,226	(20.0)%
Yield (cents)	18.14	19.16	(5.3)%
Passenger revenue per ASM (cents)	13.07	15.96	(18.1)%

Latin America (2)
Revenue passenger miles (millions)	7,116	8,351	(14.8)%
Available seat miles (millions)	9,068	10,208	(11.2)%
Passenger load factor (percent)	78.5	81.8	(3.3	)pts
Passenger revenue (dollars in millions)	1,180	1,371	(14.0)%
Yield (cents)	16.57	16.42	0.9%
Passenger revenue per ASM (cents)	13.01	13.43	(3.2)%

Atlantic
Revenue passenger miles (millions)	4,185	5,042	(17.0)%
Available seat miles (millions)	6,239	6,825	(8.6)%
Passenger load factor (percent)	67.1	73.9	(6.8	)pts
Passenger revenue (dollars in millions)	523	673	(22.3)%
Yield (cents)	12.50	13.35	(6.4)%
Passenger revenue per ASM (cents)	8.39	9.86	(15.0)%

Pacific
Revenue passenger miles (millions)	2,014	3,692	(45.5)%
Available seat miles (millions)	2,554	4,359	(41.4)%
Passenger load factor (percent)	78.8	84.7	(5.9	)pts
Passenger revenue (dollars in millions)	198	388	(48.9)%
Yield (cents)	9.84	10.50	(6.3)%
Passenger revenue per ASM (cents)	7.76	8.90	(12.8)%

Total International
Revenue passenger miles (millions)	13,315	17,085	(22.1)%
Available seat miles (millions)	17,861	21,392	(16.5)%
Passenger load factor (percent)	74.5	79.9	(5.4	)pts
Passenger revenue (dollars in millions)	1,901	2,432	(21.9)%
Yield (cents)	14.28	14.24	0.3%
Passenger revenue per ASM (cents)	10.64	11.37	(6.4)%

(1)	Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.

(2)	Latin America results include the Caribbean.
Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:

•	Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)

•	Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)

•	Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)

•	Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)

•	Operating Income (Loss) (GAAP measure) to Operating Income (Loss) Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure). Management uses total operating costs excluding net special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and net special items allows management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items	3 Months Ended March 31,		Percent Change
	2020	2019
	(in millions, except per share amounts)
Pre-tax income (loss) as reported	$(2,890)	$245
Pre-tax net special items:
Mainline operating special items, net (1)	1,132	138
Regional operating special items, net (2)	93	—
Nonoperating special items, net (3)	217	(69)
Total pre-tax net special items	1,442	69
Pre-tax income (loss) excluding net special items	$(1,448)	$314	nm

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$(2,890)	$245
Total operating revenues as reported	$8,515	$10,584
Pre-tax margin	-33.9%	2.3%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$(1,448)	$314
Total operating revenues as reported	$8,515	$10,584
Pre-tax margin excluding net special items	-17.0%	3.0%

Reconciliation of Net Income (Loss) Excluding Net Special Items
Net income (loss) as reported	$(2,241)	$185
Net special items:
Total pre-tax net special items (1), (2), (3)	1,442	69
Net tax effect of net special items	(330)	(17)
Net income (loss) excluding net special items	$(1,129)	$237	nm

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$(1,129)	$237
Shares used for computation (in thousands):
Basic	425,713	451,951
Diluted	425,713	453,429
Earnings (loss) per share excluding net special items:
Basic	$(2.65)	$0.53
Diluted	$(2.65)	$0.52

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

Reconciliation of Operating Income (Loss) Excluding Net Special Items	3 Months Ended March 31,
	2020	2019
	(in millions)
Operating income (loss) as reported	$(2,549)	$375
Operating net special items:
Mainline operating special items, net (1)	1,132	138
Regional operating special items, net (2)	93	—
Operating income (loss) excluding net special items	$(1,324)	$513

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$11,064	$10,209
Operating net special items:
Mainline operating special items, net (1)	(1,132)	(138)
Regional operating special items, net (2)	(93)	—
Total operating expenses, excluding net special items	9,839	10,071
Fuel:
Aircraft fuel and related taxes - mainline	(1,395)	(1,726)
Aircraft fuel and related taxes - regional	(389)	(423)
Total operating expenses, excluding net special items and fuel	$8,055	$7,922
	(in cents)
Total operating expenses per ASM as reported	17.82	15.31
Operating net special items per ASM:
Mainline operating special items, net (1)	(1.82)	(0.21)
Regional operating special items, net (2)	(0.15)	—
Total operating expenses per ASM, excluding net special items	15.84	15.11
Fuel per ASM:
Aircraft fuel and related taxes - mainline	(2.25)	(2.59)
Aircraft fuel and related taxes - regional	(0.63)	(0.63)
Total operating expenses per ASM, excluding net special items and fuel	12.97	11.88
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:

(1)
The 2020 first quarter mainline operating special items, net principally included $744 million of fleet impairment charges, $218 million of one-time labor contract expenses resulting from the ratification of a new contract with our maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases, and $205 million of salary and medical costs associated with certain team members who opted in to a voluntary early retirement program.

The fleet impairment charges included a $676 million non-cash write-down of aircraft and spare parts and $68 million in write-offs of right-of-use assets and lease return costs associated with our mainline fleet, principally Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 aircraft, which are being retired earlier than previously planned as a result of the decline in demand for air travel due to COVID-19.
The 2019 first quarter mainline operating special items, net principally included $83 million of fleet restructuring expenses and $37 million of merger integration expenses.

(2)
The 2020 first quarter regional operating special items, net primarily included an $88 million non-cash write-down of regional aircraft, principally certain Embraer 140 and certain Bombardier CRJ200 aircraft, which are being retired earlier than previously planned as a result of the decline in demand for air travel due to COVID-19.

(3)	Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments.

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash	$474	$280
Short-term investments	3,102	3,546
Restricted cash and short-term investments	157	158
Accounts receivable, net	1,020	1,750
Aircraft fuel, spare parts and supplies, net	1,772	1,851
Prepaid expenses and other	650	621
Total current assets	7,175	8,206

Operating property and equipment
Flight equipment	39,305	42,537
Ground property and equipment	9,602	9,443
Equipment purchase deposits	1,740	1,674
Total property and equipment, at cost	50,647	53,654
Less accumulated depreciation and amortization	(16,441)	(18,659)
Total property and equipment, net	34,206	34,995

Operating lease right-of-use assets	8,619	8,737

Other assets
Goodwill	4,091	4,091
Intangibles, net	2,059	2,084
Deferred tax asset	1,237	645
Other assets	1,193	1,237
Total other assets	8,580	8,057
Total assets	$58,580	$59,995

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$3,518	$2,861
Accounts payable	1,648	2,062
Accrued salaries and wages	1,633	1,541
Air traffic liability	5,473	4,808
Loyalty program liability	3,094	3,193
Operating lease liabilities	1,752	1,708
Other accrued liabilities	2,095	2,138
Total current liabilities	19,213	18,311

Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	21,564	21,454
Pension and postretirement benefits	6,107	6,052
Loyalty program liability	5,757	5,422
Operating lease liabilities	7,239	7,421
Other liabilities	1,336	1,453
Total noncurrent liabilities	42,003	41,802

Stockholders' equity (deficit)
Common stock	4	4
Additional paid-in capital	3,861	3,945
Accumulated other comprehensive loss	(6,480)	(6,331)
Retained earnings (deficit)	(21)	2,264
Total stockholders' deficit	(2,636)	(118)
Total liabilities and stockholders’ equity (deficit)	$58,580	$59,995

American Airlines Group Reports First-Quarter 2020 Financial Results
April 30, 2020

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	3 Months Ended March 31,
	2020	2019
Net cash provided by (used in) operating activities	$(168)	$1,651
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(845)	(1,305)
Proceeds from sale-leaseback transactions	280	352
Proceeds from sale of property and equipment	35	7
Purchases of short-term investments	(820)	(570)
Sales of short-term investments	1,237	1,051
Other investing activities	(49)	(15)
Net cash used in investing activities	(162)	(480)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,698	400
Payments on long-term debt and finance leases	(926)	(849)
Deferred financing costs	(31)	(6)
Treasury stock repurchases	(171)	(608)
Dividend payments	(43)	(46)
Other financing activities	(1)	—
Net cash provided by (used in) financing activities	526	(1,109)
Net increase in cash and restricted cash	196	62
Cash and restricted cash at beginning of period	290	286
Cash and restricted cash at end of period (1)	$486	$348

(1)	The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$474	$337
Restricted cash included in restricted cash and short-term investments	12	11
Total cash and restricted cash	$486	$348